News Release
EXHIBIT 99.1

SM ENERGY REPORTS PRODUCTION BEAT ON LOWER CAPITAL COSTS
AND SCHEDULES YEAR-END 2023 EARNINGS RELEASE AND CALL

DENVER, CO February 1, 2024 - SM Energy Company (the “Company”) (NYSE: SM) today announced certain estimated 2023 results, including production, pricing, capital expenditures, return of capital and certain financial metrics. Highlights include:
•Production exceeded expectations. Production for the full year 2023 was 55.5 MMBoe or 152.0 MBoe/d, up 5% from 2022. Fourth quarter production was 14.1 MMBoe, or 153.5 MBoe/d, at 43% oil, which exceeded the high end of guidance.
•Capital efficiencies and discipline resulted in lower costs. Estimated capital expenditures of $989 million plus increased capital expenditure accruals and other of $81 million totaled $1,070 million(1) for the full year 2023. Fourth quarter estimated capital expenditures of $223 million plus increased capital expenditure accruals and other of $45 million totaled $268 million,(1) below the low end of the guidance range.
•Balance sheet is further strengthened. At year-end 2023, the outstanding principal amount of the Company’s long-term debt was $1,585 million and cash and cash equivalents were $616 million. This results in net debt(1) of approximately $969 million and is expected to contribute to a favorable improvement in the Company’s leverage ratio at year-end compared with September 30, 2023.
•Return of capital to stockholders increased to nearly $300 million in 2023. The Company repurchased and retired 6,930,835 shares of its common stock in 2023, including 614,729 shares in the fourth quarter. Return of capital to stockholders in 2023 totaled $299.6 million, inclusive of share repurchases and dividends paid. The Company ended 2023 with 115.7 million shares outstanding and approximately $215 million remaining under its authorized stock repurchase program.
Chief Executive Officer Herb Vogel comments: “2023 production and capital activity reflect well on our long-term track record of performance and commitment to operational excellence. I commend the SM Energy team for exceptional performance and delivering on key metrics in 2023! As we enter 2024 and an environment of increased macro uncertainty, we have prioritized a strong balance sheet that provides financial flexibility. We are well positioned for another great year given our low leverage, top tier asset portfolio and operational execution, as well as the ability to deliver meaningful capital returns to stockholders through the previously announced increased dividend and continued share repurchases. We look forward to presenting our full operating and financial results as well as our 2024 plan later this month.”

FOURTH QUARTER AND FULL YEAR 2023 RESULTS

PRODUCTION BY OPERATING AREA
Fourth Quarter 2023
	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	4,553 / 49.5	1,523 / 16.5	6,075 / 66.0
Natural Gas (MMcf / MMcf/d)	15,187 / 165.1	18,309 / 199.0	33,496 / 364.1
NGLs (MBbl / MBbl/d)	5 / -	2,455 / 26.7	2,460 / 26.7
Total (MBoe / MBoe/d)	7,088 / 77.0	7,029 / 76.4	14,118 / 153.5
Note: Totals may not calculate due to rounding.
•Fourth quarter production volumes were 14.1 MMBoe (153.5 MBoe/d) and were 43% oil.
•Higher than expected production volumes are a result of outperformance in South Texas, including a higher oil content.

Full Year 2023
	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	17,515 / 48.0	6,261 / 17.2	23,776 / 65.1
Natural Gas (MMcf / MMcf/d)	59,814 / 163.9	72,555 / 198.8	132,369 / 362.7
NGLs (MBbl / MBbl/d)	24 / -	9,628 / 26.4	9,652 / 26.4
Total (MBoe / MBoe/d)	27,508 / 75.4	27,982 / 76.7	55,490 / 152.0
Note: Totals may not calculate due to rounding.
•Full year production volumes of 55.5 MMBoe (152.0 MBoe/d) were up 5% from 2022.
•Production volumes were 50% from the Midland Basin and 50% from South Texas. Volumes were 43% oil, 17% NGLs and 40% natural gas.

COMMODITY PRICES BY OPERATING AREA
	Fourth Quarter 2023
	Midland Basin	South Texas	Total (Pre/Post-hedge)(1)
Oil ($/Bbl)	$77.96	$75.79	$77.41 / $76.31
Natural Gas ($/Mcf)	$2.86	$2.14	$2.47 / $2.81
NGLs ($/Bbl)	nm	$21.91	$21.92 / $22.57
Per Boe	$56.21	$29.65	$42.99 / $43.45
Note: Totals may not calculate due to rounding.

	Full Year 2023
	Midland Basin	South Texas	Total (Pre/Post-hedge)(1)
Oil ($/Bbl)	$76.95	$74.43	$76.28 / $75.15
Natural Gas ($/Mcf)	$2.93	$2.10	$2.48 / $2.85
NGLs ($/Bbl)	nm	$23.01	$23.02 / $23.51
Per Boe	$55.39	$30.03	$42.60 / $43.09
Note: Totals may not calculate due to rounding.
•In the fourth quarter, the average realized price before the effect of hedges was $42.99 per Boe, and the average realized price after the effect of hedges was $43.45 per Boe.(1) For the full year, the average realized price before the effect of hedges was $42.60 per Boe, and the average realized price after the effect of hedges was $43.09 per Boe.(1)
•In the fourth quarter, benchmark pricing included NYMEX WTI at $78.32/Bbl, NYMEX Henry Hub natural gas at $2.88/MMBtu and OPIS Composite NGLs at $26.89/Bbl. For the full year, benchmark pricing included NYMEX WTI at $77.62/Bbl, NYMEX Henry Hub natural gas at $2.74/MMBtu and OPIS Composite NGLs at $27.71/Bbl.
•The effect of commodity derivative settlements for the fourth quarter and full year was a gain of $0.46 per Boe, or $6.5 million, and a gain of $0.49 per Boe, or $26.9 million, respectively.
FOURTH QUARTER 2023 EARNINGS RELEASE AND Q&A CALL
February 21, 2024 – After market close, the Company plans to issue its fourth quarter and full year 2023 financial and operating results and 2024 operating plan, which will include an earnings release, a pre-recorded webcast discussing fourth quarter and full year 2023 financial and operating results and the Company’s 2024 operating plan, and an associated presentation, all of which will be posted to the Company’s website at sm-energy.com/investors.
February 22, 2024 – Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the 2023 financial and operating results/2024 operating plan Q&A session. This discussion will be accessible via:
•Webcast (available live and for replay) - on the Company’s website at sm-energy.com/investors (replay accessible approximately 1 hour after the live call); or
•Telephone - join the live conference call by registering at http://event.choruscall.com/mediaframe/webcast.html?webcastid=KBkYnF9t. Dial-in for domestic toll free/International is 877-407-6050 / +1 201-689-8022.
DISCLOSURES
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words “demonstrate,” “expects,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, the expectation for 2023 results to present lower leverage. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
FOOTNOTE 1
Indicates a non-GAAP measure or metric.
To supplement this presentation of certain financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company has provided the non-GAAP measure and metric, net debt and post-hedge pricing, respectively, which are used by management and the investment community to understand financial leverage and the effects of commodity derivative settlements on average realized price, respectively. The Company believes this measure and metric are widely used by the investment community, including investors, research analysts and others, to evaluate and compare financial leverage and pricing, respectively, among upstream oil and gas companies in making investment decisions or recommendations. The measure and metric, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measure and metric provided by others.
Net debt is calculated as the total principal amount of outstanding senior notes plus amounts drawn on the revolving credit facility less cash and cash equivalents.
Post-hedge is calculated as the average realized price after the effects of commodity derivative settlements.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACTS
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

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